                                                                   Exhibit 23.10

                                LETTER OF CONSENT

We consent to the reference to our firm name in this Registration Statement on Form S-4 of Devon Financing Corporation, U.L.C. and Devon Energy Corporation and the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000 and September 30, 2000 herein.




                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.

                                        /s/ Dana B. Laustsen
                                        -------------------------------
                                        Dana B. Laustsen, P. Eng.
                                        Executive Vice President

Calgary, Alberta
February 7, 2002